EXHIBIT 10.2

                                 PREMIUM LETTER



                                                     October 13, 2006



XL Asset Funding Company I LLC
20 N. Martingale Road, Suite 200
Schaumburg, IL 60173

                  Re: INSURANCE AND INDEMNITY AGREEMENT (the "Insurance Agreement"), dated as of October 13, 2006, among XL CAPITAL ASSURANCE INC., a New York stock insurance company (together with its successors and assigns, "XLCA"), XL ASSET FUNDING COMPANY I LLC, a Delaware limited liability company (the "Investment Agreement Provider") and XL LIFE AND ANNUITY HOLDING COMPANY, a Delaware corporation (together with its successors and assigns, "Holding Company" and, together with Investment Agreement Provider, the "Provider Entities").

Ladies and Gentlemen:

This letter will confirm the agreement of XL Asset Funding Company I LLC ("XLAF") and XL Capital Assurance Inc. ("XLCA") that XLAF will make the payments set forth below in connection with and in consideration of the issue by XLCA of Financial Guaranty Insurance Policies (collectively, the "Policies"). Capitalized terms used herein but not defined herein shall have the meanings given those terms in the Insurance Agreement.

The payments payable below shall constitute the "Premium" referred to in the Insurance Agreement. This letter is the "Premium Letter" referred to in the Insurance Agreement. The obligations of XLAF hereunder constitute obligations of XLAF under the Insurance Agreement and this letter shall be deemed to be a part of the Insurance Agreement as if fully set forth therein.

The Premium (the "Premium") shall be paid on the tenth (10th) Business Day of each month (or, if such day is not a Business Day, then the next succeeding Business Day) in arrears, based on the actual number of days in the immediately preceding calendar month and a year of 365/366 days, in an amount equal to ten
(10) basis points per annum multiplied by sum of the weighted average of the outstanding principal balance of each Qualified Investment Contract during the immediately preceding calendar month. The Premium shall be summarized as shown in the attached Monthly Premium Report attached hereto as Exhibit A and which shall be delivered to XLCA each month when the Premium is paid. Any changes must be agreed to by both parties.

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Any payments of Premium payable  hereunder,  once paid,  shall not be refundable for any reason whatsoever, including, without limitation, the lack of any payment under the Insurance Policies.

No recourse under this letter shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute or otherwise in respect of this letter, it being expressly agreed and understood that this letter is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under this letter is hereby expressly waived as a condition of and in consideration for the execution and delivery of this letter.

Payment to XLCA shall be made by Federal funds wire transfers to XLCA to the account set forth below, unless another account is designated to you in writing by a Managing Director of XLCA, with the following details specifically stated on the wire instructions:

Receiving Bank:   Bank of America
                  777 Main Street
                  Hartford, CT  06115-2001
                  ABA - 026009593

Beneficiary:      XL Capital Assurance Inc.
                  1221 Avenue of the Americas
                  New York, NY  10020-1001
                  Account Number 942-783-5841

Reference:        XLAF GIC Program



The Investment Agreement Provider agrees that this letter and the contents thereof are for its confidential use only and will not, without the prior written consent of XLCA (except as otherwise required by law), disclose this letter and the contents thereof to any Person other than its officers, directors, accountants, attorneys and other advisors.

This agreement shall be governed by the laws of the State of New York, without regard to its conflicts of law principles.

                                           Sincerely,

                                           XL CAPITAL ASSURANCE INC.


                                           By: /s/ Thomas Randazzo
                                               ---------------------------------
                                               Name:  Thomas Randazzo
                                               Title:   Senior Managing Director
Acknowledged and Agreed to by
XL ASSET FUNDING COMPANY I LLC

By:  /s/ Frank Beardsley
     --------------------------
     Name:  Frank Beardsley
     Title: President